SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2002

UNITED LEISURE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-0-6106	13-2652243
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1990 Westwood Blvd., Penthouse
Los Angeles, California 90025-4650
(Address of Principal Executive Offices)

(310) 441-0900
(Registrant’s Telephone Number)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

(a)    On July 18, 2002, the registrant received notice from Ernst & Young, LLP (“EY”) of EY’s decision not to stand for reappointment as the Registrant’s auditors. The decision to change auditors was approved by the Registrant’s Board of Directors.

EY audited the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2001 and 2000. Their reports on such consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audit of the Registrant’s financial statements as of and for the years ended December 31, 2001 and 2000, and during the interim period through July 18, 2001, there were no disagreements between the Registrant and EY within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

During the fiscal year ended December 31, 2001 and during the interim period through July 18, 2001, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

(b)    On July 18, 2002, the Registrant engaged the accounting firm of Singer Lewak Greenbaum & Goldstein LLP (“SL”) as the Registrant’s independent accountants. Prior to such engagement, the Registrant did not consult with SL regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to Registrant’s statements or any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event, and neither a written report or oral advice was provided to the Registrant that SL concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

The Registrant has requested that EY furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter, which confirms EY’s concurrence with the above statements, is filed as Exhibit 16 to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)    Not applicable.

(b)    Not applicable.

(c)    Exhibits 16 Ernst & Young LLP Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23 2002
UNITED LEISURE CORPORATION

By:	/s/ BRIAN SHUSTER

Brian Shuster
Chairman of the Board & President

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